EXHIBIT 3.2

BYLAWS OF WINMARK CORPORATION

ARTICLE I.

OFFICES, CORPORATE SEAL

1.1           Registered and Other Offices.  The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law.  The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

1.2           Corporate Seal.  If so directed by the Board of Directors, the corporation may use a corporate seal.  The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation.  The seal need only include the word “seal”, but it may also include, at the discretion of the Board, such additional wording as is permitted by law.

ARTICLE II.

MEETING OF SHAREHOLDERS

2.1           Time and Place of Meetings.  Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chief Executive Officer or the Board, except that a special meeting called by, or at the demand of a shareholder or shareholders, pursuant to Minnesota Statutes, Section 302A.431, Subd. 2, shall be held in the county where the principal executive office is located.

2.2           Regular Meetings.  At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting.  Any business appropriate for action by the shareholders may be transacted at a regular meeting.  No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all shareholders are present in person or by proxy and none of them objects to such designation.  Regular meetings may be held no more frequently than once per year.

2.3           Special Meetings.  Special meetings of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer, Chief Financial Officer, two or more directors or a shareholder or shareholders holding ten percent (10%) or more of the voting shares of the Corporation.  The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.  Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the Corporation, unless all of the shareholders have properly waived notice of the meeting.

2.4           Demand by Shareholders.  Regular or special meetings may be demanded by a shareholder or shareholders as follows:

a.             Regular Meetings.  If a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of all voting shares may demand a regular meeting of shareholders by written notice of demand given to the Chief Executive Officer or the Chief Financial Officer of the Corporation.  Within 30 days after receipt of the demand by one of those officers, the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the Corporation.  If the Board of Directors fails to cause a regular meeting to be called and held as required by this subdivision, the shareholder or shareholders making the demand may call the regular meeting by giving notice as required by these Bylaws, all at the expense of the Corporation.

b.             Special Meetings.  A shareholder or shareholders holding ten percent or more of the voting shares may demand a special meeting of shareholders by written notice of demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation and containing the purposes of the meeting.  Within 30 days after receipt of the demand by one of those officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the Corporation.  If the Board of Directors fails to cause a special meeting to be called and held as required by this subdivision, the shareholder or shareholders making the demand may call the meeting by giving notice as required by these Bylaws, all at the expense of the Corporation.

2.5           Notice of Meetings.  There shall be mailed to each shareholder entitled to vote, at his address as shown by the books of the Corporation, a notice setting out the place, date and hour of the regular meeting or any special meeting.  The notice shall be mailed at least ten (10) days prior to the date of the meeting; provided, that notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote, at least two (2) weeks prior to the date of the meeting.  Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

2.6           Waiver of Notice and Authorization Without a Meeting.  A shareholder may waive notice of any meeting of shareholders.  The waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.  Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting as authorized by law.

2.7           Quorum and Adjourned Meetings.  The holders of fifty-one percent (51%) of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of the shareholders.  If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than a proportion or number otherwise required for a quorum.  In case a quorum is not present at any meeting, those shareholders present shall have the power to adjourn the meeting, by majority vote, without notice other than announcement at the meeting, until the requisite number of voting shares shall be represented.  At such adjourned meetings at which the required amount of voting shares shall be represented, any business may be transacted which might have been transacted at the original meeting.

2.8           Voting.  At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder.  Unless otherwise provided by these Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the Corporation.  Upon the demand of any shareholder, the vote for Directors or the vote upon any question before the meeting shall be by written ballot.  All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Corporation’s Articles of Incorporation or these Bylaws.

2.9           Proxy.  Shareholders of this Corporation may vote by proxy at any shareholders’ meeting.  All proxies shall be in writing signed by the shareholder or by his duly authorized attorney in fact.  Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.10         Record Date.  The Board of Directors may fix a time, not exceeding sixty (60) days preceding the ate of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.  The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period.  In the absence of action by the Board, only shareholders of record fifty-five (55) days prior to a meeting may vote at such meeting.

2.11         Shareholder List.  The officer or agent having charge of the share transfer books for the shares of the Corporation shall, at least ten (10) days before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of five (5) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the meeting and shall be open to the inspection of any shareholder during the time of the meeting.  The original share transfer books of the Corporation shall be prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meeting of the shareholders.

2.12         Voting by Certain Shareholders.  Shares standing in the name of another corporation may be voted by its Chief Executive Officer, or by proxy appointed by him, unless some other person, by resolution of its Board of Directors, shall be appointed to vote such shares, in which case such person shall be entitled to vote said shares by producing a certified copy of such resolution.

Shares of this Corporation held by an administrator, executor, guardian, conservator, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided that there is filed with the Secretary before or at the time of the meeting proper evidence of his incumbency and the number of shares held.  Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of the Corporation owned by the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time.

2.13         Organization.  The Chairman of the Board, and in his absence, the Chief Executive Officer, an din their absence any shareholder chosen by the shareholders present, shall call the meetings of the shareholders to order and shall act as Chairman of such meetings and the Chief Executive Officer of the Corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Chief Executive Officer, the Chief Financial Officer shall so act, and in their absence, the presiding officer may appoint any person to act as Secretary of the meeting.

2.14         Order of Business.  The order of business at the regular meeting and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding officer, be:

a.                                       Call of roll.

b.                                      Proof of due notice of meeting or waiver of notice.

c.                                       Determination of existence of quorum.

d.                                      Reading and disposal of any unapproved minutes.

e.                                       Annual reports of officers and committees.

f.                                         Election of directors.

g.                                      Unfinished business.

h.                                      New business.

i.                                          Adjournment.

ARTICLE III.

DIRECTORS

3.1           General Powers.  Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the property, affairs and business of the Corporation shall be managed by and shall be under the direction of the Board of Directors.

3.2           Number, Term and Qualifications.  Until the first meeting of shareholders, the Directors shall be the persons named in the Articles of Incorporation or, if the Directors are not named in the Articles of Incorporation, then as elected by the Incorporator.  The number of directors shall be determined (but at not less than the minimum required by law) by the shareholders at each regular meeting; provided, that between regular meetings the authorized number of directors may be increased by the shareholders or by the Board of Directors or decreased by the shareholders.  Directors need not be shareholders.  Each director shall be elected at each regular meeting of shareholders and shall hold office until the regular meeting of shareholders next held after his election, or until his resignation or removal as provided herein.

3.3           Vacancies.  Vacancies on the Board of Directors shall be filled by the remaining members of the Board, though less than a quorum; provided that newly created directorships resulting from an increase in the authorized number of Directors shall be filled by the affirmative vote of two-thirds (2/3) of the directors serving at the time of such increase.  Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at their next regular meeting or at any special meeting duly called for that purpose.

3.4           Removal.  A director may be removed at any time, with or without cause, if (a) the director was named by the Board of Directors to fill a vacancy, (b) the shareholders have not elected directors in the interval between the time of the appointment to fill a vacancy and the time of the removal, and (c) the majority of the remaining directors present affirmatively vote to remove the director.  Any one or all of the directors may be removed at anytime, with or without cause, by the affirmative vote of the holders of the requisite voting shares of the classes or series the director represents sufficient to elect him, except as provided by law.

3.5           Quorum.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business except that when a vacancy or vacancies exist, a majority of the remaining Directors shall constitute a quorum.

3.6           First Meeting.  As soon as practicable after the first meeting of the shareholders, the Board of Directors shall meet for the purpose of completing the organization of the Corporation, electing or appointing officers of the Corporation, and transaction of other business, at the place where the shareholders’ meeting is held or at the place where regular meetings of the Board of Directors are held.  No notice of such meeting need be given.  The first meeting may be held at any other time and place specified in a notice given, as hereinafter provided, for special meetings or in a waiver of notice signed by all the Directors.  Board meetings may be held through the medium of electronic communications as provided by law.

3.7           Board Meetings; Place and Notice.  Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota as may be designated by the Board of Directors.  In the absence of designation by the Board of Directors, board meetings shall be held at the principal offices of the Corporation.  Any director may call a board meeting by giving at least 24 hours notice to all directors of the date and time of the meeting.  The notice need not state the purpose of the meeting.  Notice may be either oral or in writing and may be given by mail, telephone, telegram, or in person.  If the date, time and place of a board meeting have been announced at a previous meeting of the Board of Directors, no notice shall be required.  Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.

3.8           Waiver of Notice.  A director may waive notice of a meeting of the Board of Directors.  A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance.  Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does participate thereafter in the meeting.

3.9           Compensation.  Directors shall receive such compensation as shall be determined from time to time by resolution of the Board of Directors.  Directors shall be reimbursed for all travel and other expenses that they incur in attending meetings of the Board of Directors.  Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and from receiving proper compensation therefore.

3.10         Committees.  The Board of Directors may, by a majority vote, establish one or more committees, which, to the extent determined by the resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation.  Any such committee shall be subject at all times to the control and direction of the Board of Directors.  Committee members need not be directors.  To the extent permitted by law, a committee may take action by written action in lieu of meeting.

3.11         Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or unless such dissent is sent by registered mail to the Chief Executive Officer of the Corporation within five (5) days after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

3.12         Absent Directors.  A Director may give advance written consent or opposition to a proposal to be acted on at a board meeting.  If the Director is not present at the meeting, written consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but written consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

3.13         Act of the Board.  The Board of Directors shall take action by the affirmative vote of a majority of Directors present at a duly held meeting, except where the affirmative vote of a larger proportion or number is required by the Corporation’s Articles of Incorporation or by law.  If the Corporation’s Articles of Incorporation require a larger proportion or number than is required by law for a particular action, the Corporation’s Articles of Incorporation shall control.

3.14         Action Without Meeting.  An action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors unless the action need not be approved by the shareholders and the Corporation’s Articles of Incorporation so provide, in which case, the action may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present.  The written action is effective when signed by the required number of Directors, unless a different effective time is provided in written action.  When written action is permitted to be taken by less than all Directors, all directors shall be notified immediately of its text and effective date.  Failure to provide the notice does not invalidate the written action.  A Director who does not sign or consent to the written action has no liability for the action or actions taken thereby.

3.15         Organization.  The Board of Directors shall elect one of its members as Chairman of the Board.  The Chairman shall preside at all meetings of the shareholders and of the Board of Directors.  The Chairman of the Board and in his absence the Chief Executive Officer and in his absence the Chief Financial Officer and in their absence any director chosen by the directors present, shall call the meeting of the Board of Directors to order and shall act as Chairman of such meeting, and the Chief Executive Officer of the Corporation shall act as Secretary at all meetings of the Board of Directors, but in the absence of the Chief Executive Officer, the Chief Financial Officer shall so act, and in their absence, the presiding Chairman shall appoint any director or other person to act as Secretary of the meeting.

3.16         Order of Business.  The order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding Chairman, be:

a.                                       Call of roll.

b.                                      Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by Chief Financial Officer.

c.                                       Determination of existence of quorum.

d.                                      Reading and disposal of any unapproved minutes.

e.                                       Reports of officers and committees.

f.                                         Election of officers.

g.                                      Unfinished business.

h.                                      New business.

i.                                          Adjournment.

3.17       Chairman of the Board.  The Chairman of the Board will be responsible for developing long range strategic and financial planning for the Company, planning and developing new business and franchise concepts, establishing business goals with the President of the Company, overseeing the financial and operating performance of the Company, developing and maintaining business relations with the financial community, and performing such other duties as the Board of Directors may delegate from time to time.

ARTICLE IV.

OFFICERS

4.1           Number and Designation.  The Board of Directors shall elect a Chief Executive Officer and Chief Financial Officer and such other officers and agents as it may from time to time determine.  Any number of the offices or functions of those offices may be held or exercised by one person.  If specific persons have not been elected as President or Secretary, the Chief Executive Officer may execute instruments or documents in those capacities.  If a specific person has not been elected to the office of Treasurer, the Chief Financial Officer of the Corporation may sign instruments or documents in that capacity.

4.2           Election, Term of Office and Qualifications.  The Board of Directors shall elect the officers provided for in Section 4.1 and such officers shall hold office until their successors are elected or appointed; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors.  Such removal shall be without prejudice, however, to any contractual rights of such officer.

4.3           Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or of the Chairman, Chief Executive Officer or Chief Financial Officer.  The resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, acceptance of the resignation shall not be necessary to make it effective.  Such resignation shall be without prejudice, however, to any contractual rights of the Corporation.

4.4           Vacancies in Offices.  A vacancy in any office of the Corporation by reason of death, resignation, removal or otherwise, shall be filled by the Board of Directors for the unexpired term of such office.

4.5           Chief Executive Officer.  The Chief Executive Officer shall be responsible for the active management of the business of the Corporation.  In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and Board of Directors.  He shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or it is expressly delegated by the Corporation’s Articles of Incorporation or Bylaws or by the Board of Directors to some other officer or agent of the Corporation.  The Chief Executive Officer shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and shareholders.  He shall be ex-officio a member of all standing committees and shall perform all duties usually incident to the office of Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board of Directors.  The Chief Executive Officer may be referred to as the President.

4.6           Vice President.  If one or more specific persons are elected by the Board of this office, each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors.  In the event of absence or disability of the Chief Executive Officer, the Vice Presidents shall succeed to his powers and duties in the order in which they are elected, except if the Board of Directors appoints an Executive Vice President then he shall succeed to the President’s powers and duties.

4.7           Secretary.  The person acting as Secretary will: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any; (d) keep a register of the post office address of each shareholder which will be furnished to the Secretary by such shareholder; (e) sign certificates for shares of the Corporation, the issuance of which will have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

4.8           Chief Financial Officer.  The Chief Financial Officer shall keep accurate financial records of the Corporation and shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time.  He shall have the power to endorse for deposit the funds of the Corporation as authorized by the Board of Directors.  He shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as authorized by the Board of Directors, making proper vouchers therefore.  He shall render to the Chairman of the Board, the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of his transactions as Chief Financial Officer and statements of the financial condition of the Corporation.  The Chief Financial Officer shall perform the duties usually incident to this office and such other duties as may be prescribed by the Board of Directors from time to time.  He may be referred to as the Treasurer.

4.9           Other Officers.  The Board of Directors may appoint such other officers, agents, and employees as the Board may deem advisable.  Each officer, agent or employee so appointed shall hold office at the pleasure of the Board of Directors and shall perform such duties as may be assigned to him by the Board of Directors.

4.10         Delegation of Authority.  An officer elected or appointed by the Board of Directors may delegate some or all of the duties and powers of an office to other persons, provided that such delegation is in writing.  An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

ARTICLE V.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

5.1           Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved, as a nonparty witness or otherwise, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a proceeding by or in the right of the Corporation (hereinafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), by common law or by administrative or judicial interpretation, against all expense, liability and loss (including attorneys’ fees, expert witness fees, bonds, prospective or retroactive insurance premiums or costs, out of pocket expenses related to a proceeding, judgments, fines, including, without limitation, excise taxes or penalties assessed against such person with respect to any employee benefit plan or amounts paid or to be paid in settlement, including any interest payable thereon) reasonably incurred or suffered by such person in connection therewith.  Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Article 5.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that payment of such expenses in advance of the final disposition of a proceeding shall be made only upon (a) delivery to the Corporation of a written affirmation, by the person seeking such payment in advance, of a good faith belief that the criteria for the indemnification set forth in the Minnesota Business Corporation Act have been satisfied, (b) a determination that the facts then known to those making the determination would not preclude indemnification under the Minnesota Business Corporation Act or these Bylaws, and (c) delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article 5.1 or otherwise.  Such written undertaking to repay shall be a general obligation of the person making it, shall not be secured and shall be accepted without reference to financial ability to make the repayment.  The Corporation may, by action of its Board of Directors, provide indemnification to the other classes of employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

5.2           Right of Claimant to Bring Suit.  If a claim under Article 5.1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, whether or not the claimant is successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Minnesota Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, Committee for the Board of Directors, special legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because claimant met the applicable standard of conduct set forth in the Minnesota Business Corporation Act, nor an act or determination by the Corporation (including its Board of Directors, Committee of the Board of Directors, special legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable  standard of conduct.

5.3           Nonexclusivity of Rights.  The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in thia Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, common law or administrative or judicial interpretation, provision of the Articles of Incorporation, provision of the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

5.4           Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Minnesota Business Corporation Act.

5.5           Indemnification Agreements.  The Corporation may enter into Agreements with its directors further providing the terms and conditions of their indemnification.

5.6           Amendments Limited.  Any amendment to this Article V shall only apply prospectively and shall in no way affect the Corporation’s obligations to indemnify and make advances pursuant to the Minnesota Business Corporation Act, and this Article V and any contract of the Corporation for actions or events which occurred before such amendment.

ARTICLE VI.

SHARES AND THEIR TRANSFER

6.1           Certificates for Shares.  The shares of the corporation may be either certificates shares or uncertificated shares or a combination thereof.  A resolution approved by a majority of the directors on the Board of Directors may provide that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares.  Every owner of shares of the Corporation shall be entitled to a certificate, in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the Corporation owned by the shareholder.  The certificates for such shares shall be numbered (separately for each class) in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chief Executive Officer and by the Chief Financial Officer or by any other officers of the Corporation authorized by the Board of Directors.  Signatures of the officers upon a certificate may be facsimiles if authorized by a transfer agent or registered by a registrar other than the Corporation.  Certificates on which a facsimile signature of a former officer appears may be issued with the same effect as if he were such officer on the date of issue.

6.2           Shareholders Records.  As used in these Bylaws, the term “shareholder” shall mean the person, firm, corporation or other entity in whose names outstanding shares of the Corporation are currently registered on the books of the Corporation.  A record shall be kept of the name of the person, firm, corporation or other entity owning the shares, the dates thereof and, in the case of cancellation, the dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except as provided for in Section 6.4 of this Article VI.

6.3           Transfer of Shares.  Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificate, his legal representative or his duly authorized attorney-in-fact, and, in the case of certificated shares, upon surrender for cancellation of the certificate or certificates for such shares.  The shareholder in whose name shares stand on the books of the Corporation shall be deemed and the owner thereof for all purposes as regard the Corporation; provided, that when any transfer of shares shall be made as collateral and not absolutely, such fact, if known to the Chief Executive Officer of the Corporation or to the transfer agent, shall be so expressed in the entry of transfer.

6.4           Lost Certificate.  Any shareholder claiming a certificate for shares to be lost, destroyed or stolen shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board of Directors so require, give the Corporation a bond of indemnity in a form and with one or more sureties satisfactory to the Board of Directors of at least double the value, as determined by the Board of Directors, of the shares represented by such certificate in order to indemnify the Corporation against any such claim that may be made against it on account of the reissue of such certificate.  Whereupon, a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, destroyed or stolen.

6.5           Inspection of the Shareholder’s Records by Shareholders.  Shareholders shall be permitted to inspect the shareholder’s records of the Corporation for a proper purpose at all reasonable times.

6.6           Consideration.  Shares of the Corporation may be issued from time to time for such consideration of money, labor or property estimated at market value as may be fixed from time to time by the Board of Directors.

6.7           Securities Regulations.  The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the federal and state securities laws and rules and regulations or the statues of the State of Minnesota as they may deem expedient, concerning the issue, transfer and registration of certificates representing shares of the Corporation.

ARTICLE VII.

GENERAL PROVISIONS

7.1           Dividends.  Subject to the provisions of the Corporation’s Articles of Incorporation and of these Bylaws, the Board of Directors may authorize and the Corporation may make a cash or other property dividend distribution only if the Corporation will be able to pay its debts in the ordinary course of business after making the distribution and if, in its opinion, the condition of the affairs of the Corporation shall render it advisable.

7.2           Repurchase of Shares and Reserves.  Subject to the provisions of the Corporation’s Articles of Incorporation, these Bylaws and Minnesota Statute §§302A.551 and .553, the Board of Directors in its discretion may acquire its own shares, or any of its bonds, debentures, notes, script or other securities or evidences of indebtedness, or from time to time may set aside such sums as it in its absolute discretion may think proper as a reserve fund to meet contingencies, for the purpose of maintaining and increasing the profits in the business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation.

7.3           Fiscal Year.  The fiscal year of the Corporation shall be established by the Board of Directors; however, if the Board of Directors fails to establish a fiscal year, then the fiscal year shall be December 31 of each year.

7.4           Audit of Books and Accounts.  The financial records of the Corporation shall be audited at such times as may be ordered by the Board of Directors.

7.5           Shareholder Control Agreements.  If there is any conflict or inconsistency with these Bylaws or any amendment thereto and any shareholder control agreement, whenever adopted, then such shareholder control agreement shall control.

ARTICLE VIII.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

8.1           Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

8.2           Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

8.3           Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

8.4           Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories designated by resolution of the Board of Directors.

ARTICLE IX.

CALLS AND PAYMENT OF SUBSCRIPTIONS

9.1           Calls.  The Board of Directors may call the subscriptions for shares of this Corporation in such proportion and at such times as they shall deem proper by giving not less than twenty (20) days notice by registered mail or personal service to each shareholder of the time and place where payment may be made, the terms of payment and the amount due from the shareholder so notified.

9.2           Payment.  When any unpaid portions of subscriptions for shares of the Corporation are called and declared due by resolution of the Board of Directors, the same shall be payable within twenty (20) days after the shareholder receives notice of the demand for payment.  The Board of Directors shall have the right to cancel all subscriptions not paid within the twenty (20) day notice period.

ARTICLE X.

WAIVER OF NOTICE

10.1         Waiver of Notice.  Whenever any notice whatsoever is required to be given by these Bylaws, the Corporation’s Articles of Incorporation or any laws of the State of Minnesota, a waiver thereof in writing, signed by the person or person entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent to the actual required notice.

ARTICLE XI.

AMENDMENTS OF BYLAWS

11.1         Amendments.  These Bylaws may be altered, amended, added to or repealed by the affirmative vote of the majority of the members of the Board of Directors, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations provided by Minnesota Statutes, Chapter 302A.

The undersigned hereby certifies that these Amended and Restated Bylaws were duly adopted by the Shareholders of the Corporation on the 2nd day of June, 1993.

/s/ Ronald G. Olson
Ronald G. Olson
Chief Executive Officer, President and Secretary